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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 11, 2001

                         WIRELESS XCESSORIES GROUP, INC.
             (exact name of registrant as specified in its charter)

Delaware                           0-27996              13-383-5420
(State or other jurisdiction       (Commission          (IRS Employer
of incorporation)                  File Number)         Indent. No.)

1840 County Line Road
Huntingdon Valley, Pennsylvania                               19006
(Address of principal executive offices)                    (Zip Code)

               Registrant's telephone number, including area code
                                  215-494-0111

                                 Not applicable
          (Former name or former address, if changed since last report)



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Item 4. Change in Registrant's Certifying Accountants.

         Effective April 11, 2001 the Registrant replaced Arthur Andersen LLP ("AA") as its independent accountants, due to efforts to reduce its annual audit expenses. The action was recommended and approved by the audit committee of the Registrant.

         AA's reports on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         During the most recent two fiscal years and up to the termination date, there were no disagreements between the Registrant and AA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the financial statements.

         The Registrant has provided a copy of this disclosure to AA in compliance with the provisions of Item 304 (a) (3) of Regulation S-K.

         Exhibit 16.1 Letter from Arthur Andersen LLP to Securities and Exchange Commission to be filed by amendment.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                                            WIRELESS XCESSORIES GROUP, INC.

Date: April 27, 2001                        By: /s/ Stephen Rade
      --------------                        ------------------------------------
                                                Stephen Rade
                                                Chief Executive Officer





Date: April 27, 2001                        By: /s/ Ronald E. Badke
      -----------------                     ------------------------------------
                                                Ronald E. Badke
                                                Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit Number

   16.1              Letter of Arthur Andersen LLP